Exhibit 10.1

MAGMA DESIGN AUTOMATION, INC.

EMPLOYEE STOCK PURCHASE PLAN

MAGMA DESIGN AUTOMATION, INC.

EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Employee Stock Purchase Plan of Magma Design Automation, as amended and restated August 6, 2010 (the “Effective Date”). Except as expressly noted herein, this version of the Plan is effective on and after December 1, 2010. For Offering Periods (as defined below) under the Plan ending on or before November 30, 2010, refer to the version of the Plan as in effect for the applicable Offering Period.

SECTION 1 Purpose Of The Plan.

The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under Section 423 of the Code, although the Company makes no undertaking nor representation to maintain such qualification. In addition, this Plan document authorizes the grant of rights to purchase Stock under a Non-423(b) Plan which do not qualify under Section 423(b) of the Code, pursuant to rules, procedures or sub-plans adopted by the Committee designed to achieve tax, securities law or other Company objectives in particular locations outside the United States.

SECTION 2 Definitions.

(a) “Accumulation Period” means a three-month period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 4(b).

(b) “Affiliate” shall mean any entity, other than a Subsidiary, in which the Company has an equity interest.

(c) “Board” means the Board of Directors of the Company, as constituted from time to time.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Code Section 423(b) Plan” means an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the Code Section 423(b) Plan shall be construed, administered and enforced in accordance with Section 423(b).

(f) “Committee” means the committee designated by the Board, which is authorized to administer the Plan, as described in Section 3.

(g) “Company” means Magma Design Automation, Inc., a Delaware corporation.

(h) “Compensation” means (i) the compensation paid in cash to a Participant by a Participating Company, including salaries, wages, incentive compensation, bonuses, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under Section 401(k) or 125 of the Code. “Compensation” shall exclude all non-cash items, commissions, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

(i) “Corporate Reorganization” means:

(i) The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(j) “Eligible Employee” means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week; provided, however, that only employees of the Company and its Subsidiaries shall be eligible to participate in the Code Section 423(b) Plan.

The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if such individual is a citizen or resident of a foreign jurisdiction and his or her participation in the Plan is prohibited by the laws of such jurisdiction.

(m) “Fair Market Value” means the market price of Stock, determined by the Committee as follows:

(i)	If the Stock was publicly traded and listed on a national stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price of a share of Stock reported on the principal national stock exchange on which the Stock was traded for such date or, if there is no trading of the Stock on such date, then the closing price of a share of Stock on such exchange on the next preceding date on which there was trading in the shares of Stock; or

(ii)	In the absence of exchange data required to determine Fair Market Value pursuant to the foregoing, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal or as reported directly to the Company by the principal national stock exchange on which the Stock is traded. Such determination shall be conclusive and binding on all persons.

(n) “Non-423(b) Plan” means an employee stock purchase plan which does not meet the requirements set forth in Section 423(b) of the Code, as amended.

(o) “Offering Period” means a 24-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

(p) “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(c).

(q) “Participating Company” means (i) the Company and (ii) each present or future Affiliate or Subsidiary designated by the Committee as a Participating Company; provided, however, that only the Company or a Subsidiary that has been so designated may be Participating Companies in the Code Section 423(b) Plan. The Committee may determine that employees of any Affiliate or Subsidiary shall participate in the Non-423(b) Plan.

(r) “Plan” means this Magma Design Automation, Inc. Employee Stock Purchase Plan, as it may be amended from time to time, which includes a Code Section 423(b) Plan and a Non-Code Section 423(b) Plan.

(s) “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(t) “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

(u) “Stock” means the Common Stock of the Company.

(v) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the right to purchase Stock, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3 Administration Of The Plan.

(a) Committee Composition; Plan Administration. The Board shall appoint the Committee, which shall be composed of not less than two members of the Board. The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume the administration of all or a part of this Plan, in which case references to the “Committee” shall be deemed to be references to the Board. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or a Subsidiary.

(b) Committee Responsibilities. The Committee shall interpret the Plan and make all rules, regulations and policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms, including sub-plans applicable to specific Subsidiaries, Affiliates or locations, as it deems appropriate to implement the Plan; provided, however, that each sub-plan shall constitute a separate “offering” under the Plan in accordance with Treas. Reg. §1.423-2(a). The Committee’s interpretations and determinations under the Plan shall be final and binding on all persons.

(c) Indemnification. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

SECTION 4 Enrollment And Participation.

(a) Offering Periods. While the Plan is in effect, four Offering Periods shall commence in each calendar year. The Offering Periods shall consist of the 24-month periods commencing on each March 1, June 1, September 1 and December 1.

(b) Accumulation Periods. While the Plan is in effect, four Accumulation Periods shall commence in each calendar year. The Accumulation Periods shall consist of the three-month periods commencing on March 1, June 1, September 1 and December 1.

(c) Enrollment. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company in accordance with procedures established by the Committee (or its delegate) not later than 15 days prior to the commencement of such Offering Period (or such other deadline as the Committee may establish in advance of the applicable Offering Period).

(d) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 6(a) or reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 5(d) or 9(b). A Participant who discontinued employee contributions under Section 5(d) or 9(b) or withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above. A Participant whose employee contributions were discontinued automatically under Section 9(b) shall, subject to the terms of the Plan, automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.

(e) Applicable Offering Period. For purposes of calculating the purchase price under Section 8(b), the applicable Offering Period shall be determined as follows:

(i)	Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of: (A) the end of such Offering Period; (B) the end of his or her participation under Subsection (d) above; or (C) re-enrollment in a subsequent Offering Period under Paragraph (ii) below.

(ii)	In the event that the Fair Market Value of Stock on the first trading day of the Offering Period in which the Participant is enrolled is higher than on the last trading day before the commencement of any subsequent Offering Period, the Participant’s participation in the Offering Period then in effect shall automatically terminate, and the Participant shall automatically be re-enrolled for such subsequent Offering Period.

(iii)	When a Participant reaches the end of an Offering Period but his or her participation in the Plan is to continue after the end of such Offering Period in accordance with Subsection (d) above, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of such Offering Period.

SECTION 5 Employee Contributions.

(a) Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during the Participant’s participation in the Plan.

(b) Amount of Payroll Deductions. At the time of his or her enrollment in the Plan pursuant to Section 4(c) above, an Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld and contributed to his or her Plan Account for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(c) Changing Contribution Rate. If a Participant wishes to change the percentage of his or her Compensation contributed to the Plan pursuant to Section 5(b), the Participant may do so by filing a new enrollment form with the Company in accordance with procedures established by the Committee (or its delegate) at any time. The new contribution percentage elected by the Participant shall be effective as soon as reasonably practicable after such form has been received by the Company, but in no event earlier than the start of the next Accumulation Period thereafter. Such percentage shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(d) Discontinuing Payroll Deductions. If a Participant wishes to discontinue his or her Plan contributions entirely, he or she may do so by filing a new enrollment form with the Company at any time in accordance with procedures established by the Committee (or its delegate). Payroll contributions shall cease as soon as reasonably practicable after such form has been received by the Company. Discontinuation of Plan contributions will be treated as a withdrawal from the Plan pursuant to Section 6(a) effective immediately after the next purchase of shares of Stock. In addition, a Participant’s contributions may be discontinued automatically pursuant to Section 9(b). A Participant who has elected to discontinue his or her contributions , and thereby withdrawn from the Plan, may re-enroll in the Plan under Section 4(c). The Participant’s payroll contributions shall resume as soon as reasonably practicable after such form has been received by the Company, but in no event earlier than the start of the next Accumulation Period thereafter.

(e) Limit on Number of Elections. No Participant shall make more than one election under Subsection (c) or (d) above during any Accumulation Period.

SECTION 6 Withdrawal From The Plan.

(a) Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at any time before the last day of an Accumulation Period in accordance with procedures established by the Committee (or its delegate). As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b) Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(c). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7 Change In Employment Status.

(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). A transfer from one Participating Company to another shall not be treated as a termination of employment; provided, however, that, with respect to the Code Section 423(b) Plan, if an Eligible Employee is transferred from the Company or a Subsidiary to an Affiliate, such transfer shall be treated as a termination of employment under the Code Section 423(b) Plan.

(b) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c) Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form shall be valid only if it was filed with the Company before the Participant’s death in accordance with procedures established by the Committee (or its delegate).

SECTION 8 Plan Accounts And Purchase Of Shares.

(a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b) Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Accumulation Period shall be the lower of:

(i)	85% of the Fair Market Value of such share on the last trading day in such Accumulation Period; or

(ii)	85% of the Fair Market Value of such share on the first day of the applicable Offering Period (as determined under Section 4(e)).

(c) Number of Shares Purchased. As of the last trading day of each Accumulation Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 2,500 shares of Stock with respect to any Accumulation Period and the number of shares purchased shall be subject to the limitations set forth in Sections 9(b) and 14(a). Any fractional share, as calculated under this Subsection (c), shall be rounded down to the next lower whole share. The Committee may amend the individual share limit in this Subsection (c) as to Accumulation Periods in an Offering Period, effective no earlier than the first Offering Period commencing after the adoption of such amendment, without stockholder approval.

(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under Section 14(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant would have been entitled to purchase at the end of the Accumulation Period had a sufficient number of shares remained available for issuance hereunder and the denominator of which is the number of shares that all Participants would have been entitled to purchase at the end of the Accumulation Period.

(e) Issuance of Stock. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Accumulation Period, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee. Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

(f) Unused Cash Balances. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Accumulation Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 9(b), Section 14(a) or otherwise shall be refunded to the Participant in cash, without interest.

(g) Stockholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 9 Limitations On Stock Ownership.

(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after such right is granted, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

(i)	Ownership of stock shall be determined after applying the attribution rules of Section 424(d) of the Code;

(ii)	Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii)	Each Participant shall be deemed to have the right to purchase up to 2,500 shares of Stock under this Plan with respect to each Accumulation Period.

(b) Dollar Limit. Any other provision of the Plan notwithstanding, no Participant may be granted a right that permits such Participant to purchase Stock (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) at a rate that exceeds $25,000 of the Fair Market Value of such Stock (determined at the date such right is granted) for each calendar year in which any right granted to such employee is outstanding at any time.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased, and a right to purchase Stock accrues when it first become exercisable during the calendar year. Employee stock purchase plans not intended to come within the scope of Section 423 of the Code shall be disregarded for purposes of this calculation. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and, subject to the terms of the Plan, his or her contributions shall resume at the beginning of the earliest Accumulation Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 10 Rights Not Transferable.

The rights of any Participant under the Plan are exercisable, during the lifetime of the Participant, only by the Participant. The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11 No Rights As An Employee.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12 No Rights As A Stockholder.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last trading day of the applicable Accumulation Period.

SECTION 13 Securities Law Requirements.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 14 Stock Offered Under The Plan.

(a) Authorized Shares. A total of ~~Six Million (6,000,000)~~ Five Million Two Hundred Thousand (5,200,000) shares of Stock may be issued under the Plan after September 23, 2010. The aggregate number of shares available for purchase under the Plan shall at all times be subject to adjustment pursuant to this Section 14.

(b) Antidilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the individual share limitation described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from any subdivision of the outstanding Stock, declaration of a dividend payable in shares of Stock, declaration of a dividend payable in a form other than shares of Stock (other than a regular cash dividend), exchange of Stock, combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of shares of Stock, recapitalization, spin-off or similar occurrence.

(c) Corporate Reorganization. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, or any other event that the Company does not survive or does not survive as a publicly-traded company in respect of its Stock, as the case may be, the Board may, in its discretion, provide (i) that the Offering Period then in progress shall terminate and the Company shall return to each Participant the payroll deductions credited to such Participant’s Plan Account, (ii) that the Offering Period shall end on a date prior to the consummation of the Corporate Reorganization and shares shall be purchased pursuant to Section 8, or (iii) that the Plan shall be assumed by the corporation resulting from the Corporate Reorganization or its parent corporation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other corporate transaction.

SECTION 15 Rules for Foreign Jurisdictions.

(a) Compliance with Foreign Law. The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

(b) Non-423(b) Plan Component. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates, Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 14(a), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423, such sub-plan shall be considered part of the Non-423(b) Plan, and rights granted thereunder shall not be considered to comply with Section 423 of the Code.

SECTION 16 Term of the Plan.

(a) Term of the Plan. This version of the Plan shall become effective upon the Effective Date set forth in the preamble to the Plan. No new Offering Periods shall commence on or after the tenth anniversary of the Effective Date, and the Plan shall terminate at the end of the last Offering Period in progress on such date unless sooner terminated pursuant to Section 16(b).

(b) Amendment or Discontinuance of the Plan. The Board or the Committee shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 14, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation.

SECTION 17 Miscellaneous.

(a) Governing Law. The Plan, all rights to purchase Stock granted under the Plan and all enrollment forms and other documents related to the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

(b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue in effect.

(c) Headings. Captions and headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of the Plan or any provision hereof.

(d) No Effect on Other Plans or Corporate Authority. The adoption of the Plan shall not affect any other Company or Affiliate compensation or incentive plans in effect. Nothing in the Plan will limit or be deemed to limit the authority of the Board or Committee (1) to establish any other forms of incentives or compensation for employees of the Company or any Affiliate (with or without reference to the Stock), or (2) to grant or assume options or rights (outside the scope of and in addition to those contemplated by the Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority. Benefits received by a Participant under any purchase right granted pursuant to the Plan shall not be deemed a part of the Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Affiliate, except where the Committee or the Board (or the Board of Directors of the Affiliate that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.

(e) Tax Withholding. Notwithstanding anything else contained in the Plan herein to the contrary, the Company may deduct from a Participant’s Plan Account balance as of any date on which shares are to be purchased hereunder, before the exercise of the Participant’s purchase right is given effect on such date, the amount of taxes (if any) which the Company reasonably determines it or any Subsidiary or Affiliate may be required to withhold with respect to such exercise. In such event, the maximum number of whole shares subject to such purchase right (subject to the other limits set forth in the Plan) shall be purchased at the Purchase Price with the balance of the Participant’s Plan Account (after reduction for the tax withholding amount). Should the Company for any reason be unable, or elect not to, satisfy its or any Subsidiary’s or Affiliate’s tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant’s exercise of a purchase right hereunder, or should the Company or any Subsidiary reasonably determine that it or an affiliated entity has a tax withholding obligation with respect to a disposition of shares acquired pursuant to the exercise of a purchase right hereunder prior to satisfaction of the holding period requirements of Section 423 of the Code, the Company or Subsidiary, as the case may be, shall have the right at its option to (1) require the Participant to pay or provide for payment of the amount of any taxes which the Company or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event or (2) deduct from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Company or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event.

(f) Notice of Sale. Any person who has acquired shares under the Plan shall give prompt written notice to the Company of any sale or other transfer of the shares if such sale or transfer occurs (1) within the two-year period after the first day of the Offering Period with respect to which such shares were acquired, or (2) within the twelve-month period after the date on which such shares were acquired.